UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 2)

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Smith & Wesson Brands, Inc.

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AMENDMENT NO. 2 TO THE PROXY STATEMENT

DATED AUGUST 18, 2021 FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2021

EXPLANATORY NOTE

This Amendment No. 2 to Schedule 14A, or Amendment No. 2, is being filed to amend Smith & Wesson Brand, Inc.’s definitive proxy statement for its Annual Meeting of Stockholders, or the Meeting, which was filed with the Securities and Exchange Commission, or the SEC, on August 18, 2021, or the Original Filing, as first amended by Amendment No. 1 to Schedule 14A, or Amendment No. 1, filed with the SEC on August 19, 2021, solely to address concerns raised in a report, or the Report, issued by the proxy advisor firm Institutional Shareholder Services Inc., or ISS, on September 14, 2021, regarding our proposal to approve our 2021 Employee Stock Purchase Plan, or the 2021 ESPP, to replace our expiring 2011 Employee Stock Purchase Plan, or the 2011 ESPP. We collectively refer to the Original Filing and Amendment No. 1 as the “Proxy Statement.” All other items of the Proxy Statement are incorporated herein by reference without modification.

The Proxy Statement contains, among other recommendations, a unanimous recommendation from our Board of Directors that our stockholders vote “FOR” our proposal to approve our 2021 ESPP to replace our expiring 2011 ESPP. The Proxy Statement also contains a summary of the 2021 ESPP and a copy of the 2021 ESPP attached as Exhibit B thereto.

Following the filing of the Proxy Statement, we received an unfavorable voting recommendation from ISS regarding our 2021 ESPP. The Report noted that, although the purchase price is reasonable and the offering period is within the limits prescribed by Section 423 of the Internal Revenue Code, a vote against approval of our 2021 ESPP is warranted because the 6,000,000 shares reserved would result in excessive voting power dilution. As a result, we are addressing concerns about any dilution issues by decreasing the authorized number of shares from 6,000,000 to 3,000,000, which will result in the number of shares allocated to our 2021 ESPP to be less than 10% of shares outstanding. Therefore, our Board of Directors has approved the below changes to the Proxy Statement and the 2021 ESPP attached as Exhibit B thereto.

Except as specifically discussed herein, this Amendment No. 2 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 2 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.

CHANGES TO THE PROXY STATEMENT

The second paragraph under “Proposal Four – Approval of Our 2021 Employee Stock Purchase Plan – General Terms of Our 2021 ESPP; Shares Available for Issuance” is deleted in its entirety and replaced with the following:

“Initially, there will be a total of 3,000,000 shares of our common stock reserved under our 2021 ESPP, which will include any shares available for issuance under our 2011 ESPP on the first offering date under our 2021 ESPP, but not to exceed 3,000,000 shares. The shares included in our 2021 ESPP will no longer be available for issuance under our 2011 ESPP. If any change is made in the stock subject to our 2021 ESPP or subject to any outstanding options under our 2021 ESPP (through reorganization, restructuring, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock repurchase, or similar transaction), equitable and proportionate adjustments will be made by the Plan Committee in the number and kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any participant upon exercise of the options granted under our 2021 ESPP.”

Section 12(a) of “Appendix B – 2021 Employee Stock Purchase Plan” is deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 17, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be equal to 3,000,000. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE OUR 2021 ESPP TO REPLACE OUR EXPIRING 2011 ESPP, WHICH PROPOSAL HAS BEEN AMENDED BY THIS AMENDMENT NO. 2.

If you have already voted, any vote cast “FOR” or “AGAINST” the proposal to approve our 2021 ESPP to replace our expiring 2011 ESPP, will be counted as a vote “FOR” or “AGAINST” such proposal as amended by this Amendment No. 2. If you do not wish to change your vote, you do not need to do anything. Your vote will be tabulated as you previously instructed.

If you are a stockholder of record, you may change your vote and revoke your proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting electronically during the Meeting (as provided in the Proxy Statement under “Stockholders Entitled to Vote; Record Date; How to Vote”). Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

Important Notice Regarding the Availability of

Proxy Materials for the Meeting to be Held on September 27, 2021:

This Amendment No. 2, the Notice of the Meeting, and Proxy Statement, and the 2021 Annual Report are available online at www.proxyvote.com and ir.smith-wesson.com.

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